EXHIBIT 10.3
BYLAWS OF F.N.B. CORPORATION
A Florida Corporation
Amended and Restated on September 11, 2008
ARTICLE I
Shareholders
     Section 1.01 Place and Time of Meeting. All meetings of the shareholders shall be held at such place, time and purpose as may be fixed from time to time by the Board of Directors and stated in the notice of meeting.
     Section 1.02 Annual Meeting. The regular annual meeting (“Annual Meeting”) of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held at the principal office of the Corporation, on the third Wednesday of May of each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day, or at such other time, date and place as the Board of Directors (the “Board”) may designate from time to time. Notice of such meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, addressed to each shareholder entitled to vote at the meeting at his/her address appearing on the books of the Corporation. The shareholders may transact such other business as is properly brought before the Annual Meeting and is in compliance with the advance notice provisions of these Bylaws.
     Section 1.03 Special Meetings.
     (a) Generally.
          (i) Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation and shall be called by the Secretary of the Corporation in writing at the request of the Board of Directors acting pursuant to a resolution adopted by a majority of the Board or by shareholders holding not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting who sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.
          (ii) Special meetings shall be held on such date and at such time and place as may be fixed by the Board. Except as otherwise required by law or by the Articles of Incorporation, written notice of the date, time, place and purpose or purposes of every special meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, addressed to each shareholder entitled to vote at the meeting at his/her address appearing on the books of the Corporation.
          (iii) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and in accordance with Section 1.11 of these Bylaws. If the Corporation’s notice of the special meeting provides for the election of directors, the only persons who may be nominated for such election are candidates who are nominated pursuant to (i) the Corporation’s notice of meeting (ii) by or at the discretion of the Board of Directors of the Corporation or (iii) by any shareholder of record of the Corporation who satisfies the requirements of Section 1.11(a) of these Bylaws.
     (b) Shareholder Requested Special Meetings.
          (i) Any written demand by shareholders of the Corporation for a special meeting of shareholders shall be signed and dated by each shareholder (or his or her duly authorized agent) who is requesting the special meeting and shall set forth a statement of the specific purpose or purposes of the meeting. The shareholders requesting a special meeting may revoke their demand at any time by written revocation, signed and dated by each shareholder (or his or her duly authorized agent) delivered to the Secretary.
          (ii) A special meeting requested by shareholders shall not be held if either (A) the Board has called or calls for an annual meeting of shareholders and the purpose of such annual meeting includes (among any other matters properly brought before the meeting) the purpose specified in the request, or (B) an annual or special meeting that included the purpose specified in the request was held not more than 12 months before the request to call the special meeting was received by the Corporation.
     Section 1.04 Record Date for Meetings and Other Purposes. The Board of Directors may fix a time, not more than 70 days prior to the date of any meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as the record date for the determination of the shareholders entitled to notice of, or to vote at, such meeting, or to receive any such allotment of rights or to exercise the rights in respect to any such change or conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. A determination of shareholders of record shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record ate, which it must do if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting of shareholders.
     Section 1.05 Quorum for Meetings. Except as otherwise required by law or in the Articles of Incorporation, a majority of the shares entitled to be cast on a matter, whether in person or by proxy, shall constitute a quorum at a meeting for the transaction of such business. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. The subsequent withdrawal of enough shareholders to leave less than a quorum after a quorum has been established at a meeting shall not affect the validity of any action taken at the meeting or any adjournment thereof. In the absence of a quorum, any meeting may be adjourned from time to time by the approval of a majority of the voting power of the outstanding shares present and entitled to vote at such meeting, even if less than a quorum.

     Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this Section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.
     Section 1.06 Presiding Officer and Secretary.
     (a) At each meeting of the shareholders, (A) the Chairman of the Board, or (B) if the Chairman of the Board shall be absent therefrom, the Chief Executive Officer of the Corporation, or (C) if the Chief Executive Officer shall not be present, the President of the Corporation, or (D) if the President also shall be absent, the Lead Director of the Corporation, or (E) if the Lead Director also shall be absent, a Vice President of the Corporation, or (F) if each Vice President of the Corporation also shall be absent therefrom, any person chosen by the holders of a majority of the voting power of the shares of the Corporation’s stock entitled to vote and who are present in person or by proxy, shall act as chairman of the meeting and preside at such meeting. If neither the Secretary nor an Assistant Secretary shall be present, the appointee of the person presiding at the meeting shall act as secretary of the meeting.
     (b) The chairman of the meeting of shareholders shall determine the order of the business and the procedure at such meeting, including such regulation of the manner of voting and the conduct of discussion as the chairman of the meeting determines, in his or her sole discretion, to be in order. The chairman of the meeting shall have the power to adjourn the meeting to another place, date and time. The time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.
     Section 1.07 Judge of Election. The Board may, in advance of any shareholders’ meeting, appoint one or three Judges of Election to act at the meeting or any adjournment thereof. Each Judge of Election, before conducting his or her duties, shall take and sign an oath of office to execute faithfully the duties of Judge of Election with strict impartiality and to the best of his or her ability. If a Judge of Election is not so appointed, the person presiding at the shareholders’ meeting pursuant to Section 1.06 of this Article I may, and on the request of any shareholder entitled to vote thereat shall, make such appointment. In case any person appointed as a Judge of Election fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding at the meeting. No person shall be elected a director at a meeting at which he has served as a Judge of Election.
     The Judge of Election shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three Judges of Election the act of a majority thereof shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the Judge of Election shall make a report in writing of the determination as to any challenge, question or matter. Any such report shall be prima facie evidence of the facts therein stated, and shall be filed with the minutes of the meeting.

     Section 1.08 Voting. Whenever directors are to be elected by the shareholders, they shall be elected by a plurality of the votes cast in person or by proxy at the meeting of shareholders by the holders of shares entitled to vote for such directors.
     Whenever any action other than the election of directors is proposed to be taken by vote of the shareholders, except as otherwise expressly required by law, in the Articles of Incorporation or in these Bylaws, it shall be authorized by a majority of the votes cast in person or by proxy at the meeting of shareholders by the holders of shares entitled to vote thereon.
     Except as otherwise provided by the Articles of Incorporation, each shareholder of the Corporation entitled to vote on any matter at any meeting of shareholders shall be entitled to one vote for every such share standing in such shareholder’s name on the record date for the meeting.
     At any election of directors, the election shall be by ballot and shall be authorized by a plurality of votes cast, and the Judge or Judges of Election or, if none, the secretary of the meeting, shall tabulate the ballots and certify the results of such vote.
     Section 1.09 Voting by Proxy. At any meeting of shareholders, every shareholder entitled to vote may vote his or her shares in person or by proxy authorized by an appointment form or by an electronic transmission permitted by the Florida Business Corporation Act (“FBCA”) filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.09 may be substituted or used in lieu of the original writing or transmission for any and for all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Every proxy shall be filed with the Secretary of the Corporation or his or her delegate. An appointment of a proxy is revocable by the shareholder unless the appointment form or electronic transmission conspicuously states that it is irrevocable and the appointment is coupled with an interest, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. A proxy shall not be revoked by the death or incapacity of the maker, unless written notice of the death or incapacity is received by the Secretary of the Corporation before the proxy exercises his or her authority under the appointment. No proxy shall be valid after 11 months after its date, unless otherwise provided in the proxy.
     Section 1.10 Shareholders List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of the shareholder, a complete alphabetical list of the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each shareholder, which list shall be maintained in written or electronic form and shall be kept on file either at the Corporation’s principal office or at the place specified in the notice of the meeting and shall be subject to inspection by any shareholder for any purpose germane to the meeting during the usual business hours for a period of at least 10 days prior to the meeting. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The shareholder list shall be prima facie evidence of the identity of the shareholders entitled to examine the shareholders list or vote at a meeting of shareholders.

     Section 1.11 Shareholder Proposals
     (a) Relating to Nominations for and Election of Directors:
          (1) A shareholder may nominate one or more candidates for election as a director at any meeting of shareholders at which directors are to be elected. Nominations of persons for election to the Board may be made by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving the notice provided for in these Bylaws and at the time of the annual or special meeting, as the case may be, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this Section 1.11(a). Section 1.11(a) shall be the exclusive means for a shareholder to make nominations before a meeting of shareholders.
          (2) A nomination by a shareholder shall be preceded by a notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board to the attention of the Secretary of the Corporation at the principal office of the Corporation, within the time limits specified in this Section 1.11(a). In no event shall any adjournment or postponement of an annual meeting or a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in Sections 1.11(a)(3) and (4).
          (3) In the case of an annual meeting of shareholders, any such written nomination must be received by the Secretary of the Corporation not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Corporation first mailed its proxy statement to shareholders for the annual meeting of shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of shareholders that is called for a date that is not within 30 calendar days before or after the first anniversary date of the Annual Meeting in the immediately preceding year, any such written proposal of nomination must be received by the Board within 5 business days after the earlier of the date the Corporation shall have mailed notice to its shareholders, issued a press release, filed a periodic report with the Securities and Exchange Commission (“SEC”) or otherwise publicly disseminated notice that an annual meeting of shareholders will be held.
          (4) Such written nomination shall set forth: (A) the name and address of the shareholder who intends to make the nomination and, if any, the beneficial owner on whose behalf the nomination is made (collectively, the “Nominating Shareholder”), (B) as to the Nominating Shareholder, (i) the number of shares of capital stock of the Corporation which are owned beneficially by it within the meaning of SEC Rule 13d-3, (ii) any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of any security of the Corporation, and (iii) any performance-related fees that such Nominating Shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation, as of the date of such notice, including without limitation any such interests held by members of the Nominating Shareholder’s immediate family sharing the same household (which information shall be supplemented by the Nominating Shareholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iv) any other information relating to the Nominating Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (C) as to each proposed nominee, (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years and any other material relationships between or among such Nominating Shareholder and its affiliates and associates or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act, as if the Nominating Shareholder or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iii) a completed and signed questionnaire (which will be provided by the Secretary upon written request) with respect to the background and qualifications of such proposed nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
          (5) If a written nomination submitted to the Secretary of the Corporation fails, in the reasonable judgment of the Board or the Nominating and Corporate Governance Committee of the Board, to contain the information specified in subsection (4) above or is otherwise deficient, the Secretary shall, as promptly as is practicable under the circumstances, provide written notice to the Nominating Shareholder of such failure or deficiency in the written nomination and such Nominating Shareholder shall have 5 business days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.
          (6) Nominations by a shareholder of candidates for election to the Board by shareholders may be made only if the shareholder complies with the procedures of this Section 1.11(a), and any candidate proposed by a shareholder not nominated in accordance with such provisions shall not be considered or acted upon for election as a director at such meeting of shareholders.
     (b) Relating to Matters Other Than Nominations for and Elections of Directors:
          (1) A shareholder of the Corporation may only bring a matter (other than a nomination of a candidate for election as a director, which is covered by subsection (a) of this Section 1.11) (a “Shareholder Matter”) before an annual or special meeting of shareholders of the Corporation who (i) is a shareholder of record both at the time of giving notice provided for in these Bylaws and at the time of the annual or special meeting, as applicable, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 1.11(b). This Section 1.11(b) shall be the exclusive means for a shareholder to bring a Shareholder Matter before an annual or special meeting of shareholders other than Shareholder Matters properly brought under Rule 14a-8 under the Exchange Act.

          (2) A shareholder shall only present a Shareholder Matter by providing written notice thereof in accordance with the same requirements in Sections 1.11(a)(2) and (3).
          (3) Such notice of presentation of a Shareholder Matter shall set forth, with respect to the shareholder who intends to propose the Shareholder Matter (the “Proposing Shareholder”), the same information required of the Nominating Shareholder in Sections 1.11(a)(4)(A) and (B). In addition, such notice shall set forth (A) reasonably detailed description of the Shareholder Matter, the reasons for conducting such business at the meeting and any material interest of the Proposing Shareholder, if any, in such Shareholder Matter, and (B) a description of all agreements, arrangements and understandings entered into between such Proposing Shareholder and any other person or persons (including their names) in connection with the proposal of the Shareholder Matter by such Proposing Shareholder.
          (4) If a written notice of presentation of a matter submitted to the Board fails, in the reasonable judgment of the Board, to contain the information specified in subsection (3) above hereof or is otherwise deficient, the Secretary of the Corporation shall, as promptly as is practicable under the circumstances, provide written notice to the shareholder who submitted the written notice of presentation of a Shareholder Matter of such failure or deficiency in the written notice of presentation of a matter and such shareholder shall have 5 business days from receipt of such notice to submit a revised written notice of presentation of a Shareholder Matter that corrects such failure or deficiency in all material respects.
          (5) Only Shareholder Matters submitted in accordance with the foregoing provisions of this Section 1.11(b) shall be eligible for presentation at such meeting of shareholders, and any Shareholder Matter not submitted to the Board in accordance with such provisions shall not be considered or acted upon at such meeting of shareholders.
     (c) Compliance with Federal Securities Law Requirements;
     Notwithstanding the provisions of Sections 1.11(a) and (b), a Nominating Shareholder or Proposing Shareholder, as the case may be, also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to, and shall not, limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Sections 1.11(a) or (b). Nothing in this Section 1.11 shall be deemed to affect any rights (1) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) of the holders of any series of preferred stock of the Corporation if and to the extent provided for under law, the Articles of Incorporation of the Corporation or these Bylaws.
ARTICLE II
Board of Directors
     Section 2.01 Powers. All corporate powers shall be exercised by or under the authority of the Board of Directors. Without limiting the foregoing general powers conferred in the preceding sentence and the powers conferred by the Articles of Incorporation of the Corporation and these Bylaws, it is hereby expressly declared that the Board has the power (i) to appoint a person or persons to vote shares of another corporation held and owned by the Corporation and (ii) to appoint any person, firm or corporation to accept and hold in trust for the Corporation, any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any trust.
     Section 2.02 Number and Qualification of Directors. The entire Board shall consist of that number of directors, not less than 5 nor more than 25, as shall from time to time be prescribed by the Board. Directors shall be natural persons, at least 21 years of age but need not be citizens or residents of Florida.
     Section 2.03 Classification of Directors. The Board shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board.
     At each annual meeting of the shareholders, successors to the class of directors whose term expires at the annual meeting shall be elected for a 3-year term so that the term of office of one class of directors shall expire each year.
     Section 2.04 Nomination of Directors. Prior to each annual meeting, and subject to the power accorded to it under Section 2.01 of this Article, the Board shall nominate candidates to succeed the directors of the Class whose terms will expire at such meeting and shall disclose the identity and credentials of such nominees to the shareholders by means of a proxy statement filed and disseminated pursuant to Regulation 14A adopted under the Exchange Act (or any successor regulation or statute).
     Section 2.05 Term of Directors. Each director shall hold office for the term for which he/she is elected and thereafter until his/her successor is duly elected and takes office or until his/her earlier death, resignation, retirement, disqualification or removal.
     Section 2.06 Vacancies and Newly Created Directorships. Unless otherwise provided in the Articles of Incorporation of the Corporation, any vacancy occurring in the Board, however caused (including any vacancy created as a result of any increase in the number of directors) may be filled by the Board by the affirmative vote of a majority of the incumbent directors or by a sole remaining director. If one or more directors shall resign from the Board effective at a future date, a majority of directors then in office, including the director or those directors who have so resigned, shall have the power to fill such vacancy or vacancies, to take effect when such resignation or resignations shall become effective. Each person so elected shall be a director until he or she is elected or his or her successor is elected by the shareholder at the Annual Meeting.
     If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office until the next annual meeting of shareholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

     Section 2.07 Resignations. Any director may resign by written notice delivered to the Secretary. A resignation shall be effective upon receipt or at such subsequent time as shall be specified in the notice of resignation.
     Section 2.08. Retirement. No director shall be eligible to be nominated to a new term if he or she will be age 72 or older at the time of the Annual Meeting; provided, however, that any director who was first elected to the Corporation’s initial Board following its incorporation in 1974 and who has been continuously serving on the Board since shall not be subject to the mandatory retirement age set forth herein.
     Section 2.09 Meetings. Meetings of the Board, regular or special, may be held at any place as the Board from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof. An organization meeting of the Board for the appointment of officers shall be held as soon after the annual meeting of the shareholders on a date which is practicable. The Board may fix dates, times and places for regular meetings of the Board and no notice of such meetings need be given. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President, Chief Executive Officer, or a majority of the members of the Board. Notice of each such meeting shall be given by the Secretary or the person calling the meeting to each director either personally or by mailing the same not later than the second day before the meeting, or by facsimile transmission, e-mail, telegraphing, cabling, telephoning or personal delivery or communication of same no later than the day before the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion of the meeting the lack of notice to such director. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the date, time and place are fixed at the meeting which was adjourned and if the period of adjournment does not exceed 10 days in any one adjournment.
     Section 2.10. Quorum. At all meetings of the Board of Directors, the presence, in person or by telephonic or similar communications equipment, of a majority of the members of the Board shall constitute a quorum for the transaction of business and the acts of a majority of the directors present at a duly convened meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by the FBCA, by the Articles of Incorporation of the Corporation or by these Bylaws. If a quorum shall not be present, in person or by telephonic or similar communications equipment, at any meeting of the Board of Directors, the directors present may adjourn, postpone or continue the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 2.11. Chairman of the Board. As soon as practicable after the Annual Meeting, the Board shall elect one of its members to be Chairman of the Board to serve at the pleasure of the Board. The duties of the Chairman shall be to preside at all meetings of the Board and to provide a proposed agenda for all such meetings. The Chairman shall also have and may exercise such further powers and duties as from time to time may be determined by the Board.
     Section 2.12. Lead Director. As soon as practicable after the Annual Meeting the Board shall appoint one its members who qualifies as an independent and outside director under the Corporation’s Corporate Governance Guidelines and applicable rules of the SEC or exchange on which the Corporation’s stock is listed to be Lead Director and the Lead Director shall preside at all executive session meetings of the Board, perform such duties and for a term as prescribed in the Corporation’s Corporate Governance Guidelines. In the absence of the Chairman, Chief Executive Officer and President, the Lead Director shall preside at all meetings of the Board.
     Section 2.13. Committees of the Board.
     (a) The Board, after consideration of the recommendations of the Chairman and by resolution adopted by a majority of the entire Board, shall appoint from among its members an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, and may appoint an Executive Committee and one or more other committees, each of which shall have at least 3 members.
     (b) The Executive Committee, if so created, shall have and may exercise all of the powers and authority of the Board between meetings of the Board except as limited by applicable law or by the Board.
     (c) The Audit Committee shall have those purposes and responsibilities assigned to it under the Audit Committee Charter adopted by the Board. The members of the Audit Committee shall satisfy the applicable Audit Committee membership, qualification and composition requirements established by the SEC, the Federal Deposit Insurance Corporation and the New York Stock Exchange from time to time.
     (d) The Nominating and Corporate Governance Committee shall have those purposes and responsibilities assigned to it under the Nominating and Corporate Governance Committee Charter adopted by the Board. The members of the Nominating and Corporate Governance Committee shall satisfy the applicable Nominating and Corporate Governance Committee membership, qualification and composition requirements established by the SEC, the Federal Deposit Insurance Corporation and the New York Stock Exchange from time to time.
     (e) The Compensation Committee shall have those purposes and responsibilities assigned to it under the Compensation Committee Charter adopted by the Board. The members of the Compensation Committee shall satisfy the applicable Compensation Committee membership, qualification and composition requirements established by the SEC, the Federal Deposit Insurance Corporation and the New York Stock Exchange from time to time.
     (f) The Board, after consideration of the recommendation of the Chairman and by resolution adopted by a majority of the entire Board, may:
(i)	Fill any vacancy in any such committee;

(ii)	Appoint one or more directors to serve as alternate members of any such committee or to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; and

(iii)	Remove any director from membership on such committee at any time, with or without cause.

     (g) Actions taken at a meeting of each committee shall be kept in a record of its proceedings which shall be reported to the Board at its next meeting following each committee meeting.
     Section 2.14. Notices and Meetings of Committees. Meetings of any committee of the Board, regular or special, may be held at any place as such committee from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof, but no notice of regular meetings need be given. Special meetings of a committee may be held whenever called by the Chairman of the Committee or the President or Chief Executive Officer of the Corporation. Notice of such special meeting shall be given to each member of such committee in the manner specified in Section 2.09 of this Article II. Notice of the meeting need not be given to any member who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion of the meeting the lack of notice to him/her. Neither the business to be transacted at, nor the purposes of, any meeting of a committee need be specified in the notice or waiver of notice of such meeting.
     Section 2.15. Quorum and Actions by Committee. A majority of the members of each committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at a meeting at which a quorum is present shall be the act of any such committee. Each committee shall have and may exercise such authority to the extent provided by these Bylaws, applicable law or such committee’s charter or in the resolution creating such committee. Each committee of the Board shall determine the procedural rules for meeting and conducting its business and shall act in accordance therewith.
     Section 2.16. Resignations from Committees. Any member of a committee may resign by written notice to the Secretary. A resignation shall be effective upon receipt thereof by the Secretary of the Board or at such subsequent time as shall be specified in the notice of resignation.
     Section 2.17. Action of Board or Committees Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case any be, consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board or such committee.
     Section 2.18. Action of Board or Committees by Telephone Conference. Directors may participate in meetings of the Board or committees of the Board by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting may simultaneously hear each other during the meeting; provided, however, such participation is in accordance with the Corporation’s policy. Such participation shall constitute presence in person at the meeting and shall count toward the quorum required by Sections 2.10 and 2.15 of these Bylaws.
     Section 2.19. Compensation of Directors. The Board, or its delegate, the Compensation Committee of the Board, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation and its subsidiaries as directors and as members of any committee of the Board of the Corporation and its subsidiaries.

     Section 2.20. Director’s Liability. To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages to the Corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform his or her duties as a director and the director’s breach of, or failure to perform, those duties constitutes: (i) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the director has voted for or assented to a distribution made in violation of the FBCA or the Articles of Incorporation of the Corporation, (iv) in a proceeding by or in the right of the Corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Corporation or willful misconduct or (v) in a proceeding by or in the right of someone other than the Corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.
ARTICLE III
Officers
     Section 3.01 Election and Term of Office. Whether for the purpose of the organization meeting, or filling vacancies of existing or newly created officer positions, each executive vice president or other officers of the Corporation whose responsibilities include participation in major policy making functions of the Corporation (“Executive Officers’) shall be elected or appointed by the Board of Directors. Each Executive Officer shall hold office until a successor shall have been duly elected by the Board and shall have qualified, or until the expiration of such Executive Officer’s term in office if elected or appointed for a specific period of time, or until his or her earlier death, retirement, termination, resignation or removal.
     All senior vice presidents, Vice Presidents, Assistant Vice Presidents and other officers who do not participate in major policy making functions of the Corporation shall be appointed by the Chief Executive Officer. Such persons appointed by the Chief Executive Officer shall hold office until a successor shall have been duly appointed and shall have been qualified, or until expiration of such persons term in office if appointed for a specified period of time, or until his or her earlier death, retirement, termination, resignation or removal.
     Section 3.02 Chief Executive Officer. The Board shall appoint a Chief Executive Officer of the Corporation. The Chief Executive Officer shall have and may exercise all the powers and duties pertaining, by law, regulation or practice, to the position of Chief Executive Officer and shall have and may exercise such further powers and duties as from time to time may be determined by the Board.
     Section 3.03 President. The Board shall appoint one of its members to be President of the Corporation. The President shall also have and may exercise such further powers and duties as from time to time may be determined by the Board or the Chief Executive Officer as the case may be. In the absence of both the Chairman and Chief Executive Officer the President shall preside at all meetings of the Board.

     Section 3.04 Executive Officers and Vice Presidents. Each Executive Officer and Vice President shall have and may exercise any and all powers and duties as may be determined by the Board or the Chief Executive Officer as the case may be. One Vice President may be designated by the Board, in the absence of the President, to perform all of the duties of the President.
     Section 3.05 Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the Chief Financial Officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine. The Chief Financial Officer shall report directly to the Chief Executive Officer.
     Section 3.06 Secretary. The Board shall appoint a Secretary who shall be the Secretary of the Board of Directors and of the Corporation and shall be responsible for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the Corporation. The Secretary of the Corporation shall attend all meetings of the Board of Directors and of the shareholders and shall keep accurate records thereof in one or more minute books kept for that purpose, shall give, or cause to be given, the required notice of all meetings of the shareholders and of the Board of Directors, shall keep in safe custody the corporate seal of the Corporation and affix the same to any instrument requiring it, and when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or any Assistant Secretary or Assistant Treasurer of the Corporation. The Secretary also shall keep, or cause to be kept, the stock certificate books, stock transfer books and stock ledgers of the Corporation, in which shall be recorded all stock issues, transfers, the dates of same, the names and addresses of all shareholders and the number of shares held by each, shall when necessary, for holders of certificated shares, prepare new certificates upon the transfer of shares and the surrender of the old certificates, shall cancel such surrendered certificates and shall perform such other duties as maybe assigned to him or her by the Chief Executive Officer or President of the Corporation. The Board or Chief Executive Officer may appoint one or more Assistant Secretaries who shall possess the same power and duties as the Secretary and who shall assist the Secretary in the event of the Secretary’s absence, unavailability or disability. Each Assistant Secretary shall have and exercise such further powers and duties as may be conferred upon, assigned to him or her by the Board or Chief Executive Officer of the Secretary.
     Section 3.07 Treasurer. The Board shall appoint a Treasurer who shall have charge of all funds and securities of the Corporation. The office Treasurer shall have and may exercise any and all other powers and duties pertaining, by law, regulation or practice, to the office of Treasurer. The Treasurer shall also have and may exercise such other powers and duties as may be determined by the Board, the Chairman of the Board, the President or the Chief Executive Officer. The office Treasurer of the Corporation shall also have the custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Chief Executive Officer or President of the Corporation, shall disburse the funds of the Corporation as may be ordered by the Chief Executive Officer or President or the Board of Directors, taking proper vouchers for such disbursements, shall render to the Chief Executive Officer or President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his or her transactions as Treasurer and shall have the right to affix the seal of the Corporation to any instrument requiring it, and to attest to the same by his or her signature and, if so required by the Board of Directors, he or she shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.
     Section 3.08 Compensation. The salaries, other compensation, bonuses and awards of the Chief Executive Officer, President and Executive Officers and eligible senior officers of the Corporation shall be fixed in accordance with the Corporation’s policies, procedures and practices as are otherwise prescribed from time to time by the Corporation’s Compensation Committee or described in the charter of the Corporation’s Compensation Committee. The salaries, other compensation, bonuses and awards of all other officers and employees shall be fixed by the Corporation’s Chief Executive Officer or his or her delegate.
     Section 3.09 Resignation. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the Corporation, by giving written notice to the Corporation. An officer’s resignation shall take effect at the time specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 3.10 Termination or Removal. The Chief Executive Officer, President of the Corporation Chief Financial Officer, Secretary and Treasurer may be terminated or removed at any time by the Board of Directors. The Chief Executive Officer or delegate thereof has authority to terminate or remove any Executive Officer, other than those persons identified in this Section 3.09, Senior Vice President, Vice President, Assistant Vice President or other employee.
ARTICLE IV
Shares of the Corporation
     Section 4.01 Certificated or Uncertificated Shares
     (a) Shares of any or all of the Corporation’s classes’ or series of capital stock may be evidenced by certificates for shares of stock, in such form as the Board of Directors may from time to time prescribe, or may be issued in uncertificated form. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation. Except as expressly provided by law, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.
     (b) Each certificate for shares of the Corporation’s capital stock shall be numbered and registered in a share register as it is issued, shall bear the name of the Corporation and that the Corporation is organized under the laws of the State of Florida, the name of the person to whom the certificate is issued and the number and class of shares represented thereby and the designation of the series, if any, the certificate represents, shall be signed by the Chairman, Chief Executive Officer or President or any Vice President of the Corporation and shall be countersigned by the Secretary, any Assistant Secretary or the Treasurer of the Corporation or any other person authorized by the Board of Directors and shall bear the seal of the Corporation, which seal may be a facsimile, engraved or printed. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation, and may require all such certificates to bear the signature of either or both. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed on, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer has not ceased to be such at the date of its issue.
     (c) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on stock certificates pursuant to the FBCA.
     Section 4.02 Transfers. Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his attorney thereunder authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and (i) in the case of certificated shares, only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power, or (ii) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the shares. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of capital stock of the Corporation.
     Section 4.03 Lost Certificates. Should any shareholder of the Corporation allege the loss, theft or destruction of one or more certificates for shares of the Corporation and request the issuance by the Corporation of a substitute certificate or uncertificated shares therefore, the Board of Directors may direct that a new certificate of the same tenor and for the same number of shares or uncertificated shares be issued to such person upon such person’s making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that, prior to the receipt of such request, the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition, precedent to the issuance of such certificate or uncertificated shares, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such form and for such sum and with such surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense that it may incur by reason of the original certificate remaining outstanding.
ARTICLE V
Notices; Computing Time Periods
     Section 5.01 Method and Contents of Notice. Whenever, under the provisions of the FBCA, the Articles of Incorporation of the Corporation or these Bylaws, written notice is required to be given to any shareholder, it may be communicated in person or by sending a copy thereof through the mail, postage prepaid or by electronic mail, to his or her address appearing on the books of the

Corporation or supplied by him or her to the Corporation for the purpose of notice. If the notice is sent by mail to a shareholder, it shall be effective upon deposit into the United States mail, if mailed postpaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders. Such notice shall specify the date, time and place of the meeting, if any, and, in the case of a special meeting of the shareholders, a description of business to be transacted.
     Section 5.02 Exception to Requirement for Notice. Notices or other communications shall not be sent, unless otherwise directed by the Board, to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.
     Section 5.03 Waiver of Notice.
     (a) Meetings of the Board of Directors. Notice of a meeting of the Board of Directors or any committee thereof need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of any director, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting was not lawfully called or convened.
     (b) Meeting of Shareholders. A shareholder may waive any notice required by the FBCA, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.
     Section 5.04 Computing Time Periods. In computing the number of days for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays or holidays; provided, however that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.
ARTICLE VI
Miscellaneous
     Section 6.01 Seal. The seal of the Corporation shall be in such form as may be approved from time to time by the Board. The Corporation may use the seal by causing it or a facsimile to be affixed or impressed or reproduced in any manner.

     Section 6.02 Signing Authority. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary or any Executive Officer or Vice President of the Corporation each shall have full power and authority, in the name and on behalf of the Corporation, under the seal of the Corporation or otherwise, to execute, acknowledge, verify and deliver any and all checks, notes, drafts, acceptances, bills of exchange and other orders or obligations to pay money, agreements, contracts, instruments, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, stocks, bonds, undertakings, proxies and other instruments or documents, all as may be incidental or related to the operation of the Corporation and subject to such limitations or restrictions of the scope of authority as the Board, the President or the Chief Executive Officer may impose. Any such agreement, instrument or document may also be executed, acknowledged and delivered in the name and on behalf of the Corporation, under seal of the Corporation or otherwise, by such other officers, employees or agents of the Corporation as the Board, the President or Chief Executive Officer, or their delegate may from time to time authorize. In each such case, the authority so conferred shall be subject to such limitations as the Board, the President or the Chief Executive Officer of the delegate may impose. Any officer, employee or agent authorized hereunder to execute, acknowledge and deliver any such agreement, instrument or document is also authorized to cause the Secretary, any Assistant Secretary or any other authorized person to affix the seal of the Corporation thereto and to attest it. The provisions of this Section are supplementary to any other provision of these Bylaws.
     Any account, deposit, brokerage, loan or otherwise, may be opened at the direction of any Executive Officer or above. Any institution or entity opening any such account may rely on this authority in good faith and open such account without any further action on the part of the Corporation. This authorization in no way limits or impairs the ability of any other authorized officer to open accounts of the Corporation.
     Section 6.03 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.
     Section 6.04 Offices. The registered office of the Corporation in Florida shall be established from time to time by the Board, and a record of any change to the registered office shall be duly filed with the State of Florida in the manner provided by law. The principal office of the Corporation shall be in Hermitage, Pennsylvania or such other location as the Board may from time to time designate. The Corporation may also have offices at such other places as the Board may from time to time determine or as the business of the Corporation may require.
     Section 6.05 Subsidiaries’ Proxy. The Chief Executive Officer or any officer delegated in writing has the express authority to act as the Corporation’s proxy in voting the shares of the Corporation’s wholly owned subsidiaries for purposes of electing the boards of directors of such subsidiaries.
ARTICLE VII
Indemnification
     Section 7.01 Indemnification. The Corporation shall indemnify any director or officer of the Corporation and any director or officer of its subsidiaries against expenses, including legal fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit, investigation or proceeding, whether derivative or nonderivative, and whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her by reason or his or her performance or status as a director or officer of the Corporation, any of its subsidiaries or any other entity in which he or she was serving at the request of the Corporation or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries if such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     Notwithstanding the foregoing, in the case of any threatened, pending or completed action or suit by or in the right of the Corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Corporation unless and only to the extent the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than a director or officer of the Corporation for liabilities incurred by him in connection with services rendered by him or her for or at the request of the Corporation or any of its subsidiaries.
     The provisions of this Section 7.01 shall be applicable to all actions, suits, investigations or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a director or officer or to render services for or at the request of the Corporation, whether or not the action, suit, investigation or proceeding first arose after such person ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed the exclusive rights to which any such director, officer or other person may be entitled.
     Section 7.02 Authorization and Determination of Indemnification. Any indemnification under this Article VII unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or other person is proper in the circumstances because he or she has met the applicable standard of conduct as specified in Section 7.01. A person shall be deemed to have met such applicable standard of conduct if his or her action is based in good faith on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of his or her duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.
     Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to such action, suit or proceeding, (iii) by independent legal counsel selected by the Board of Directors prescribed in paragraph (i) or the committee prescribed in paragraph (ii) hereof or, if a quorum of the directors cannot be obtained for paragraph (i) and the committee cannot be designated under paragraph (ii), selected by majority vote of the full board of directors in which directors who are parties may participate or (iv) by the shareholders. To the extent, however, that a director, officer or other person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
     The provisions of this Section 7.02 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met such applicable standard or conduct.
     Section 7.03 Advances. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or other person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII.
     Section 7.04 Scope and Alteration of Indemnification Provisions. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, indemnity or other agreement, contract, vote of the shareholders or disinterested directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in Section 7.01 shall be made to the fullest extent permitted by the FBCA.
     To this end, the provisions of this Article VII shall be deemed to have been amended for the benefit of such persons effective immediately upon any modification of the FBCA that expands or enlarges the power or obligation or corporations organized under such law to indemnify, or advance expenses to, such persons. The provisions of this Article VII shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in this Section 7.04 or Section 7.01 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the FBCA.
     Section 7.05 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VII.

     Section 7.06 Definitions. For purposes of this Article VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation, including any constitution of a constituent, absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
     The term “another enterprise” as used in this Article VII shall mean any other corporation or any partnership, joint venture, trust or other entity of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent and shall include employee benefit plans.
     Section 7.07 Nature of Rights to Indemnification. The rights of indemnification and advancement of expenses conferred upon directors and officers of the Corporation in this Article VII shall be contract rights. Any amendment, alteration or repeal of this Article VII that adversely affects any right of a person indemnified under this Article VII shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment.
ARTICLE VIII
Amendments
     Section 8.01 Amendment; Repeal. These Bylaws may be altered, amended or repealed by an affirmative vote of the holders of at least 75% of the outstanding shares of the Corporation entitled to vote thereon at any annual or special meeting duly convened after notice to the shareholders of that purpose or by the affirmative vote of 75% of the members of the Board of Directors at any regular or special meeting of the Board of Directors duly convened after notice to the Board of Directors of that purpose unless the shareholders, in amending or repealing the Bylaws generally or a particular Bylaw provision, provide expressly that the Board of Directors may not amend or repeal the Bylaws or such Bylaw provision.
ARTICLE IX
Emergency Bylaws
     Section 9.01 Emergency Bylaws. This Article IX shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its shareholders, or during any nuclear or atomic disaster or other event which creates a state of disaster of sufficient severity to prevent the normal conduct and management of the affairs and business of the Corporation (an “emergency”), notwithstanding any different or conflicting provisions in these Bylaws or in the Articles of Incorporation of the Corporation. To the extent not inconsistent with this Article IX, the preceding Articles of these Bylaws shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article IX shall cease to be operative unless and until another such emergency shall occur.
     Section 9.02 Meetings. During any emergency, a meeting of the Board of Directors may be called by any officer or director of the Corporation. Notice shall be given by such person or by any officer of the Corporation. The notice shall specify the place of the meeting, which shall be the principal office of the Corporation if feasible and otherwise any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone, or electronic delivery, the notice shall be addressed to the directors at their residences or business addresses, or such other places as the person giving the notice shall deem most suitable. Notice shall be given at least 2 days before the meeting if feasible in the judgment of the person giving the notice and otherwise on any shorter time he or she may deem necessary.
     Section 9.03 Quorum. During any such emergency, at any meeting of the Board, a quorum shall consist of one-third of the number of directors fixed at the time pursuant to Article II of the Bylaws. If the directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, to the number necessary to make up such quorum, shall be deemed directors for such particular meeting as determined by the following provisions and in the following order of priority:
     (a) The Corporation’s Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer, Corporate Secretary, Corporate Treasurer and Corporate Controller in that order; and
     (b) All Executive Officers of the Corporation in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and
     (c) All Vice Presidents of the Corporation in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and
     (d) Any other persons that are designated on a list that shall have been approved by the Board before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.
     Section 9.04 Lines of Management Succession. The Board, during as well as before any such emergency, may provide and from time to time modify lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.
     Section 9.05 Office Relocation. The Board, during as well as before any such emergency, may, effective in the emergency, change the principal office or designate several alternative head offices or regional offices, or authorize the officers to do so.
     Section 9.06 Liability. No officer, director or employee of the Corporation acting in accordance with this Article VII shall be liable except for willful misconduct.

     Section 9.07 Repeal or Amendment. At any meeting called in accordance with Section 9.02 of this Article IX, the Board may modify or add to the provisions of this Article IX so as to make any provision that may be practical or necessary for the circumstances of the emergency.
ARTICLE X
Interpretation of Bylaws
     Section 10.01 Interpretation. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the FBCA as the same may be amended from time to time hereafter.